 Exhibit 99.28(a)(5)

ASSET MANAGEMENT FUND

Written Instrument Abolishing Money Market Fund Class D Shares

October 30, 2009

The undersigned, the Trustees of Asset Management Fund (the “Trust”), a Delaware statutory trust organized pursuant to the First Amended and Restated Declaration of Trust dated September 22, 2006, as amended (the “Declaration of Trust”), pursuant to Section 6.3(b) and 6.19 of Article VI and Section 7.3 of Article VII of the Declaration of Trust, hereby abolish Class D shares of the Money Market Fund and the establishment and declaration thereof.

WHEREAS, pursuant to Section 7.3 of Article VII of the Declaration of Trust, the Board has determined that it is in the best interests of the Money Market Fund to redeem all of the outstanding Class D shares of the Fund;

WHEREAS, the Declaration of Trust provides that at any time there are no outstanding interests of a particular class of shares previously established and designated, the Board may abolish such class of shares by an instrument executed by a majority of Trustees;

WHEREAS, the Board has reviewed such information as it deems necessary to evaluate the proposed termination of the Class D shares of the Money Market Fund; and

WHEREAS, pursuant to Section 6.3 of Article VI of the Declaration of Trust, the Board has determined that the termination of the Class D shares of the Money Market Fund after the redemption of the outstanding shares of such Class is in the best interests of the Fund.

RESOLVED, that the Board, pursuant to Article VI, Section 6.3(b) and 6.19 of the Trust’s First Amended and Restated Declaration of Trust dated September 22, 2006, on or about January 31, 2010, or such earlier date as designated by the President of the Trust, and upon redemption of all outstanding Class D Shares of the Money Market Fund, does hereby abolish the Money Market Fund Class D shares.

(Signature Page Follows)

(Signature Page – Asset Management Fund – Written Instrument Abolishing Money Market Fund Class D Shares)

IN WITNESS WHEREOF, the undersigned have this 30th day of October, 2009 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

/s/ Maria F. Ramirez
David F. Holland	Maria F. Ramirez

/s/ Gerald J. Levy	/s/ Rodger D. Shay
Gerald J. Levy	Rodger D. Shay

/s/ William A. McKenna, Jr.	/s/ Rodger D. Shay, Jr.
William A. McKenna, Jr.	Rodger D. Shay, Jr.

/s/ Christopher M. Owen
Christopher M. Owen